Exhibit 4.1

COMMON STOCK CERTIFICATE NO. __	COMMON STOCK ___ SHARES See reverse side for certain definitions CUSIP NO. ______

CHICOPEE BANCORP, INC.

ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

THIS CERTIFIES THAT:

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE,

OF CHICOPEE BANCORP, INC.

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of the Commonwealth of Massachusetts and to the Articles of Organization and Bylaws of the Corporation, as in effect and as amended from time to time hereafter. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar

The shares are not a deposit account and are not federally insured or guaranteed by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, CHICOPEE BANCORP, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:		[SEAL]

	President and Chief Executive Officer		Treasurer

The shares represented by this Certificate are subject to a limitation contained in the Company’s Articles of Organization to the effect that in no event shall any person directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10% of the outstanding shares of common stock. Shares beneficially owned in excess of this limitation shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares.

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFTS MIN ACT - __________ custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors Act ___________________
(State)

TEN ENT -	as tenants by the entireties	UNIF TRF MIN ACT - ___________ custodian (until age __)
(Cust)
___________ under Uniform Transfers to Minors Act ______
(Minor) (State)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

_______________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ___________________________________________________________, attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED ______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15